Exhibit 99.1

CALLON PETROLEUM COMPANY, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On October 8, 2014, Callon Petroleum Company, Inc., (“Callon” or the “Company”), completed the purchase of certain undeveloped acreage and producing oil and gas assets (the “Acquired Properties”) located in Midland, Andrews, Martin and Ector Counties, Texas (the “Acquisition”) for an aggregate cash purchase price of $205 million (including purchase price adjustments) with an effective date of May 1, 2014.

In connection with the closing of the Acquisition, on October 8,  2014, the Company amended the borrowing base under its existing $500 million senior secured revolving credit facility to $250 million (the “Credit Facility”) and replaced its existing $125 million secured second lien term loan (the “Second Lien Loan”) with a new $300 million secured second lien term loan (the “New Second Lien Loan”). The Company used the proceeds from the initial advance under the New Second Lien Loan to pay a portion of the purchase price of the Acquisition, repay in full the amounts outstanding under the existing Second Lien Loan, and repay borrowings under the Credit Facility.

On September 15, 2014, the Company completed a public offering of 12,500,000 shares of its common stock at a price to the public of $9.00 per share, before underwriting discounts, and the exercise in full by the underwriters of their option to purchase 1,875,000 additional shares of common stock at $9.00 per share, which also closed on September 15, 2014.  Net proceeds from the sale of the 14,375,000 shares of common stock, after the underwriting discount and offering expenses of $7.1 million, were approximately $122 million. The company used the net proceeds from this offering to fund a portion of the purchase price of the Acquisition.

We derived the unaudited pro forma consolidated financial statements from the historical consolidated financial statements of the Company and the statements of revenues and direct operating expenses of the Acquired Properties for the respective periods. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2013 and six months ended June 30, 2014 give effect to the Acquisition,  the debt transactions and the issuance of common stock referred to above as if they occurred on January 1, 2013. The unaudited pro forma consolidated balance sheet as of June 30, 2014 gives effect to such transactions as if they occurred on June 30, 2014.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K/A. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The Acquisition will be accounted for under the purchase method of accounting, which involves determining the fair values of assets acquired and liabilities assumed. The purchase price allocation included in the unaudited pro forma financial statements is preliminary and based on management’s best estimates as of the date of this Current Report on Form 8-K/A. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. Any such adjustments to the preliminary estimates of fair value reflected in the accompanying unaudited pro forma consolidated financial statements could be material.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the transactions been consummated on the dates or for the periods presented. The unaudited pro forma consolidated financial statements should be read in conjunction with the audited December 31, 2013 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on March 13, 2014, the unaudited June 30, 2014 consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q filed on August 6, 2014, the audited statements of revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 2013 contained in the Company’s Current Report on Form 8-K filed on September 8, 2014, and the unaudited statements of revenue and direct operating expenses of the Acquired Properties for the six months ended June 30, 2014 contained in the Company’s Current Report on Form 8-K filed on September 8, 2014.

CALLON PETROLEUM COMPANY
Unaudited Pro Forma Consolidated Balance Sheet
as of June 30, 2014
($ in thousands, except share data)

	Historical	Acquired Properties		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$1,172	$32,482	(g)	$33,654
Accounts receivable	26,951	—		26,951
Deferred tax asset, current	5,846	—		5,846
Other current assets	1,798	—		1,798
Total current assets	35,767	32,482		68,249
Oil and natural gas properties, full-cost accounting method:
Evaluated properties	1,844,691	92,847	(a)	1,937,538
Less accumulated depreciation, depletion and amortization	(1,444,169)	—		(1,444,169)
Net oil and natural gas properties	400,522	92,847		493,369
Unevaluated properties excluded from amortization	36,957	113,092	(a)	150,049
Total oil and natural gas properties	437,479	205,939		643,418

Other property and equipment, net	7,388	—		7,388
Restricted investments	3,806	—		3,806
Deferred tax asset	50,421	792	(d)(e)	51,213
Other assets, net	5,057	16,028	(c)(d)	21,085
Total assets	$539,918	$255,241		$795,159

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$61,028	$—		$61,028
Market-based restricted stock unit awards	6,683	—		6,683
Asset retirement obligations	2,846	—		2,846
Fair market value of derivatives	5,306	—		5,306
Total current liabilities	75,863	—		75,863

Senior secured revolving credit facility	84,000	(84,000)	(b)	—
Secured second lien term loan	82,500	(82,500)	(b)	—
New secured second lien term loan	—	300,000	(b)	300,000
Asset retirement obligations	2,752	928	(a)	3,680
Market-based restricted stock unit awards	10,717	—		10,717
Other long-term liabilities	1,497	—		1,497
Total liabilities	257,329	134,428		391,757
Stockholders' equity:
Preferred stock, series A cumulative, $0.01 par value and $50.00 liquidation preference, 2,500,000 shares authorized: 1,578,948 shares outstanding	16	—		16
Common stock, $0.01 par value, 110,000,000 shares authorized; 40,785,751 shares outstanding	408	144	(f)	552
Capital in excess of par value	402,375	122,139	(f)	524,514
Accumulated deficit	(120,210)	(1,470)	(d)(e)	(121,680)
Total stockholders' equity	282,589	120,813		403,402
Total liabilities and stockholders' equity	$539,918	$255,241		$795,159

CALLON PETROLEUM COMPANY
Unaudited Pro forma Consolidated Statements of Operations for the Year Ended December 31, 2013
($ in thousands, except share data)

	Historical	Acquired Properties		Pro forma Adjustments		Pro forma
Operating revenues:
Oil sales	$88,960	$43,271	(h)	$—		$132,231
Natural gas sales	13,609	5,926	(h)	—		19,535
Total operating revenues	102,569	49,197		—		151,766
Operating expenses:
Lease operating expenses	19,779	6,699	(h)	—		26,478
Production taxes	4,133	1,994	(h)	—		6,127
Depreciation, depletion and amortization	43,967	—		15,245	(i)	59,212
General and administrative	20,534	—		—		20,534
Accretion expense	1,785	—		54	(i)	1,839
Impairment of other property and equipment	1,707	—		—		1,707
Total operating expenses	91,905	8,693		15,299		115,897
Income from operations	10,664	40,504		(15,299)		35,869
Other (income) expenses:
Interest expense	6,094	—		18,457	(j)	24,551
Gain on early extinguishment of debt	(3,696)	—		—		(3,696)
Loss (gain) on derivative contracts	1,360	—		—		1,360
Other (income) expense	(485)	—		—		(485)
Total other expenses	3,273	—		18,457		21,730
Income (loss) before income taxes	7,391	40,504		(33,756)		14,139
Income tax expense (benefit)	3,104	—		2,362	(k)	5,466
Income (loss) before equity in earnings of
Medusa Spar LLC	4,287	40,504		(36,118)		8,673
Equity in earnings of Medusa Spar LLC	17	—		—		17
Net income (loss)	4,304	40,504		(36,118)		8,690
Preferred stock dividends	(4,627)	—		—		(4,627)
Income (loss) available to common stockholders	$(323)	$40,504		$(36,118)		$4,063
Income (loss) per common share:
Basic	$(0.01)					$0.07
Diluted	$(0.01)					$0.07
Shares used in computing income (loss) per
common share:
Basic	40,133			14,375	(f)	54,508
Diluted	40,133			14,375	(f)	54,508

CALLON PETROLEUM COMPANY
Unaudited Pro forma Consolidated Statements of Operations for the Six Months Ended June 30, 2014
($ in thousands, except share data)

	Historical	Acquired Properties		Pro forma Adjustments		Pro forma
Operating revenues:
Oil sales	$68,619	$16,978	(l)	$—		$85,597
Natural gas sales	5,168	3,238	(l)	—		8,406
Total operating revenues	73,787	20,216		—		94,003
Operating expenses:
Lease operating expenses	8,593	2,375	(l)	—		10,968
Production taxes	4,182	782	(l)	—		4,964
Depreciation, depletion and amortization	22,520	—		5,458	(m)	27,978
General and administrative	20,446	—		—		20,446
Accretion expense	401	—		28	(m)	429
Gain on sale of other property and equipment	(1,080)	—		—		(1,080)
Total operating expenses	55,062	3,157		5,486		63,705
Income from operations	18,725	17,059		(5,486)		30,298
Other (income) expenses:
Interest expense	2,802	—		7,132	(n)	9,934
Gain on early extinguishment of debt	(3,205)	—		—		(3,205)
Loss (gain) on derivative contracts	7,198	—		—		7,198
Other (income) expense	(142)	—		—		(142)
Total other expenses	6,653	—		7,132		13,785
Income (loss) before income taxes	12,072	17,059		(12,618)		16,513
Income tax expense	5,469	—		1,554	(o)	7,023
Net income (loss)	6,603	17,059		(14,172)		9,490
Preferred stock dividends	(3,947)	—		—		(3,947)
Income (loss) available to common stockholders	$2,656	$17,059		$(14,172)		$5,543
Income (loss) per common share:
Basic	$0.07					$0.10
Diluted	$0.06					$0.10
Shares used in computing income (loss) per
common share:
Basic	40,467			14,375	(f)	54,842
Diluted	41,652			14,375	(f)	56,027

1. Basis of Presentation

On October 8, 2014, Callon Petroleum Company, Inc., (“Callon” or the “Company”), completed the purchase of certain undeveloped acreage and producing oil and gas assets (the “Acquired Properties”) located in Midland, Andrews, Martin and Ector Counties, Texas (the “Acquisition”) for an aggregate cash purchase price of $205 million (including estimated purchase price adjustments) with an effective date of May 1, 2014.

In connection with the closing of the Acquisition, on October 8, 2014, the Company amended the borrowing base under its existing $500 million senior secured revolving credit facility to $250 million (the “Credit Facility”) and replaced its existing $125 million secured second lien term loan (the “Second Lien Loan”) with a new $300 million secured second lien term loan (the “New Second Lien Loan”). The Company used the proceeds from the initial advance under the New Second Lien Loan to pay a portion of the purchase price of the Acquisition, repay in full the amounts outstanding under the existing Second Lien Loan, and repay borrowings under the Credit Facility.

On September 15, 2014, the Company completed a public offering of 12,500,000 shares of its common stock at a price to the public of $9.00 per share, before underwriting discounts, and the exercise in full by the underwriters of their option to purchase 1,875,000 additional shares of common stock at $9.00 per share, which also closed on September 15, 2014. Net proceeds from the sale of the 14,375,000 shares of common stock, after the underwriting discount and offering expenses of $7.1 million, were approximately $122 million. The company used the net proceeds from this offering to fund a portion of the purchase price of the Acquisition.

The accompanying unaudited consolidated pro forma financial statements present the consolidated financial statements of Callon assuming the Acquisition,  the debt transactions and the issuance of common stock discussed above occurred as of June 30, 2014 for purposes of the pro forma consolidated balance sheet as of June 30, 2014, and assuming such transactions occurred as of January 1, 2013 for purposes of the pro forma consolidated statements of operations for the year ended December 31, 2013 and six months ended June 30, 2014.

The unaudited consolidated pro forma financial statements are presented for illustrative purposes only and do not purport to represent what the Company’s financial position or results of operations would have been if the Acquisition,  the debt transactions and the issuance of common stock had occurred as presented, or to project the Company’s financial position or results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the Acquisition,  the debt transactions and the issuance of common stock and are expected to have a continuing impact on the Company’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited consolidated pro forma financial statements have been made.

2. Preliminary Purchase Accounting

The Acquisition closed on October 8, 2014, for an estimated adjusted purchase price of approximately $205 million. The Acquisition was accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed are presented based on their estimated acquisition date fair values. The purchase price allocation below is preliminary and based on management’s best estimates as of the date of this Current Report on Form 8-K/A. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. Any such adjustments to the preliminary estimates of fair value could be material.

The following table summarizes the acquisition date fair values of the net assets acquired in the Acquisition (in thousands):

Oil and natural gas properties	$92,847
Unevaluated oil and natural gas properties	113,092
Asset retirement obligations	(928)
Net assets to be acquired	$205,011

3. Pro Forma Adjustments

Pro forma Consolidated Balance Sheet as of June 30, 2014

(a)	To record the estimated fair value of the assets acquired and the liabilities assumed in the Acquisition.
(b)

To record the borrowing of the full amount under the New Second Lien Loan and the use of proceeds to partially fund the Acquisition and to repay amounts outstanding under the Second Lien Loan and the Credit Facility.

(c)	To record the deferred financing costs related to the Credit Facility and the New Second Lien Loan.
(d)	To record the write off of the deferred financing costs related to the Second Lien Loan.
(e)	To record the termination fee related to the repayment of amounts outstanding under the Second Lien Loan.
(f)

To record the issuance of 14,375,000 shares of common stock at an offering price of $9.00 per share, resulting in approximately $122 million in net proceeds after deducting  $7.1 million of estimated underwriting commissions and issuance costs.

(g)	To record the net cash impact of the above pro forma adjustments.

Pro forma Statement of Operations for the year ended December 31, 2013

(h)	To record the historical revenues and direct operating expenses related to the Acquired Properties.
(i)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Acquired Properties.
(j)

To record $26.7  million of interest expense related to the borrowings under the New Second Lien Loan and $2.6 million of amortization of the deferred financing costs related to the amendment to the Credit Facility and the New Second Lien Loan,  partially offset by the reversal of $1.3 million of interest expense and amortization of deferred financing costs related to the repayment of amounts outstanding under the Second Lien Loan and the Credit Facility. The interest expense is net of $9.6 million of estimated interest costs capitalized to unevaluated oil and gas properties.

(k)	To record the income tax effects of the above pro forma adjustments based on the Company’s estimated effective income tax rate.

Pro forma Statement of Operations for the three months ended June 30, 2014

(l)	To record the historical revenues and direct operating expenses related to the Acquired Properties.
(m)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Acquired Properties.
(n)

To record $13.4  million of interest expense related to borrowings under the New Second Lien Loan and $1.3 million of amortization of the deferred financing costs related to the Credit Facility and the New Second Lien Loan,  partially offset by the reversal of $2.7 million of interest expense and amortization of deferred financing costs related to the repayment of amounts outstanding under the Second Lien Loan and the Credit Facility. The interest expense is net of $4.8 million of estimated interest costs capitalized to unevaluated oil and gas properties.

(o)	To record the income tax effects of the above pro forma adjustments based on the Company’s estimated effective income tax rate.

The pro forma statements of operations do not include adjustments for the termination fee and write off of deferred charges related to the extinguishment of the Second Lien Loan as such adjustments do not have a continuing impact on operations.

4. Supplemental Oil and Gas Disclosures

The following table sets forth unaudited pro forma information with respect to the Company’s estimated proved reserves, including changes therein, and proved developed and proved undeveloped reserves for the year ended December 31, 2013, giving effect to the Acquisition as if it had occurred on January 1, 2013. The estimates of reserves attributable to the Acquisition may include development plans for those properties which are different from those that the Company will ultimately implement. Reserve estimates are inherently imprecise, require extensive judgments of reservoir engineering data and are generally less precise than estimates made in connection with financial disclosures.

	Changes in Reserve Quantities
	Historical	Acquired Properties (1)	Pro forma
Proved developed and undeveloped reserves:
Oil (MBbls):
Proved reserves as of December 31, 2012	10,780	3,368	14,148
Revisions to previous estimates	(2,540)	—	(2,540)
Sale of reserves in place (net of purchases)	(3,144)	—	(3,144)
Extensions and discoveries	7,713	—	7,713
Production	(911)	(460)	(1,371)
Proved reserves as of December 31, 2013	11,898	2,908	14,806
Natural Gas (MMcf):
Proved reserves as of December 31, 2012	19,753	9,669	29,422
Revisions to previous estimates	(5,351)	—	(5,351)
Sale of reserves in place (net of purchases)	(4,259)	—	(4,259)
Extensions and discoveries	10,619	—	10,619
Production	(3,011)	(1,260)	(4,271)
Proved reserves as of December 31, 2013	17,751	8,409	26,160

(1)	Proved reserves related to NGL volumes for the Acquired Properties are included in natural gas volumes.

The following tables present the unaudited pro forma standardized measure of future net cash flows related to proved oil and gas reserves together with changes therein, as defined by ASC Topic 932, for the year ended December 31, 2013, giving effect to the Acquisition as if it had occurred on January 1, 2013. Future production and development costs are based on current costs with no escalations. Estimated future cash flows have been discounted to their present values based on a 10% annual discount rate. We have assumed the federal tax rate of 35% on the Acquired Properties. The disclosures below do not purport to present the fair market value of the Company’s oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates.

	Standardized Measure
	For the Year Ended December 31, 2013
	Historical	Acquired Properties	Pro forma
Future cash inflows	$1,193,299	$312,942	$1,506,241
Future costs -
Production	(357,005)	(141,193)	(498,198)
Development and net abandonment	(155,667)	—	(155,667)
Future net inflows before income taxes	680,627	171,749	852,376
Future income taxes	(68,239)	(16,478)	(84,717)
Future net cash flows	612,388	155,271	767,659
10% discount factor	(328,442)	(65,134)	(393,576)
Standardized measure of discounted future net cash flows	$283,946	$90,137	$374,083

The following table presents unaudited pro forma changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2013 relating to proved oil and natural gas reserves of the Company and the Acquired Properties.

	Changes in Standardized Measure
	For the Year Ended December 31, 2013
	Historical	Acquired Properties	Pro forma
Standardized measure at the beginning of the period	$231,148	$109,656	$340,804
Changes
Sales and transfers, net of production costs	(78,661)	(39,831)	(118,492)
Net change in sales and transfer prices, net of production costs	(46,088)	556	(45,532)
Net change due to purchases and sales of in place reserves	(145,711)	—	(145,711)
Extensions, discoveries, and improved recovery, net of future production and development costs incurred	212,431	—	212,431
Changes in future development cost	153,983	—	153,983
Revisions of quantity estimates	(68,958)	—	(68,958)
Accretion of discount	25,010	12,614	37,624
Net change in income taxes	1,751	4,770	6,521
Changes in production rates, timing and other	(959)	2,372	1,413
Aggregate change	52,798	(19,519)	33,279
Standardized measure at the end of period	$283,946	$90,137	$374,083

The historical twelve-month average prices of oil and natural gas used in determining standardized measure as of December 31, 2013, were:

	Historical	Acquired Properties
Average 12-month price, net of differentials, per Mcf of natural gas	$5.45	$	$ 4.70
Average 12-month price, net of differentials, per barrel of oil	$92.16	$	$ 94.04